EXECUTION VERSION

AMENDED AND RESTATED GUARANTEE AGREEMENT
AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of June
11, 2026 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by FRANKLIN BSP REAL ESTATE DEBT, INC., a Maryland corporation (“Guarantor”) in favor of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States (“Buyer”).
RECITALS
Pursuant to that certain Uncommitted Master Repurchase Agreement, dated as of March 18, 2025 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), between Buyer and FBRED REIT JWH SELLER, LLC, a Delaware limited liability company (“Seller”), Seller has agreed to sell, from time to time, to Buyer certain Eligible Assets (as defined in the Repurchase Agreement, upon purchase by Buyer, each a “Purchased Asset” and, collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein. Pursuant to the terms of that certain Custodial Agreement dated as of March 18, 2025 (the “Custodial Agreement”) by and among Buyer, Seller and Computershare Trust Company, N.A. (the “Custodian”), Custodian is required to take possession of the Purchased Assets, along with certain other documents specified in the Custodial Agreement, as Custodian of Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement. Pursuant to the terms of that certain Pledge Agreement dated as of March 18, 2025 (the “Pledge Agreement”) made by Member in favor of Buyer, Member has pledged to Buyer all of the Pledged Collateral (as defined in the Pledge and Security Agreement). The Repurchase Agreement, the Custodial Agreement, the Depository Agreement, the Servicing Agreement, the Fee Letter, this Guarantee and any other agreements executed in connection with the Repurchase Agreement shall be referred to herein as the “Governing Agreements”.
In connection with the execution of the Repurchase Agreement, FBRED REIT Real Estate Debt Opco, LLC, a Delaware limited liability company (“Existing Guarantor”), executed that certain Guarantee Agreement, dated as of March 18, 2025 (the “Existing Guarantee”) in favor of Buyer. As of the date hereof, Existing Guarantor shall be removed and discharged from its duties as a guarantor hereunder, and Guarantor shall replace Existing Guarantor as Guarantor hereunder in all respects. In furtherance thereof, Existing Guarantor, Guarantor, Buyer and Seller each agree that the Existing Guarantee shall be amended and superseded by this Guarantee to assert, re-affirm and clarify Guarantor’s duties and obligations as replacement guarantor to Existing Guarantor.
It is a condition precedent Buyer’s consideration to purchase additional Purchased Assets pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration of the Repurchase Date or otherwise, of all of the following:

(a) all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement or any other Governing Agreements; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all fees and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (d) any other obligations of Seller and Member with respect to Buyer under each of the Governing Agreements (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Governing Agreements and to enter into the transaction contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:

1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given them in the Repurchase Agreement.
(a)“Amendment and Restatement Date” shall mean June 11, 2026.
(b)“Cash and Cash Equivalents” shall mean any of the following: (a) cash (other than restricted cash), and (b) marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States Government.
(c)“Contractual Obligations” shall mean, as to any Person, any provision of any securities issued by such Person or of any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.
(d)“EBITDA” shall mean, for each fiscal quarter, with respect to any Person and its consolidated Subsidiaries, an amount equal to the sum (without duplication) of: Net Income (or loss) of such Person, plus the following (but only to the extent actually deducted in determination of such Net Income (or loss): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, (iv) extraordinary or non-recurring gains and losses, and (v) amounts deducted in accordance with GAAP in respect of non-cash expenses.
(e)“Interest Expense” shall mean, with respect to any Person and its consolidated Subsidiaries, for any period, the amount of interest as shown on such Person’s consolidated statement of cash flow in accordance with GAAP, as offset by the amount of receipts pursuant to net receive interest rate swap agreements of such Person and its consolidated Subsidiaries during the applicable period.
(f)“Investor” shall mean, individually and collectively, as the context may require, the general partner, the limited partners, parallel funds and alternative investment vehicles in connection with the Guarantor.
(g)“Liquidity” shall mean, as to any Person (i) Cash and Cash Equivalents (other than prepaid rents and security deposits made under tenant leases) held by such Person that are not subject to any Lien (excluding statutory liens in favor of any depository bank where such cash is maintained and the Lien of Buyer pursuant to the Transaction Documents), plus (ii)

Qualified Capital Commitments, minus (iii) amounts included in the foregoing clause (i) that are deposits or security for Contractual Obligations.
(h)“Net Income” shall mean, with respect to any Person for any period, the consolidated net income for such period of such Person and its consolidated Subsidiaries as reported in such Person’s financial statements prepared in accordance with GAAP.
(i)“Qualified Capital Commitments” shall mean, as of any date of determination with respect to any Person (a) the amount of any unpledged, unencumbered (provided that any capital commitments pledged or encumbered under a subscription credit facility shall not be considered pledged or encumbered for purposes of this definition, but shall be subject to clause (b) below), unfunded, irrevocable capital commitments of any Investor that is obligated under the Guarantor’s constituent documents to contribute capital in respect of the Obligations that are available to be called as of right by the Guarantor (or have been validly called on but have not yet been funded) without condition (other than customary notice requirements) less (b) the product of (x) 1.05 and (y) the total amount of all outstanding obligations owing under subscription credit facilities as of such date of determination that are secured by the capital commitments described in clause (a) above; and, in all cases, as to which none of the following events has occurred: (i) a failure of such Investor to pay any portion of its capital commitment to the Guarantor when such payment is due; (ii) the Guarantor has determined in good faith that such Investor may be unlikely to pay any portion of its capital commitment to the Guarantor when such payment is due; (iii) such Investor becomes the subject of any bankruptcy or other insolvency proceeding or the appointment of a receiver in respect thereof; (iv) the repudiation by such Investor of all or any portion of its capital commitment to the Guarantor; (v) such Investor withdrawing, in whole or in part, as an investor in the Guarantor in accordance with the applicable partnership, limited liability company or other constitutive agreement; or (vi) the release or termination of such Investor’s capital commitment to the Guarantor by such Investor, the Guarantor, or the Guarantor’s trustees.
(j)“Recourse Indebtedness” shall mean, with respect to any Person, for any applicable period, without duplication, the Total Indebtedness of such Person during such period for which such Person (or any of its consolidated Subsidiaries) is directly responsible or liable as obligor or guarantor (excluding (i) convertible debt notes which mature after the Maturity Date and for which the obligor thereunder has the right to convert to equity interests as an alternative to the occurrence of an event of default under such notes, and (ii) recourse Indebtedness arising by reason of customary recourse carve-outs under a non-recourse instrument, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities and with respect to which no claim has been made).
(k)“Tangible Net Worth” shall mean with respect to any Person and as of any date of determination, (a) all amounts that would be included under capital or shareholders’ equity (or any like caption), and, without duplication, any Qualified Capital Commitments of such Person and its consolidated Subsidiaries, if any, on a balance sheet of such Person and its consolidated Subsidiaries at such date and not paid as a dividend or otherwise deployed, determined in accordance with GAAP less (b) the sum of (i) amounts owing to such Person from Affiliates (other than intercompany Indebtedness of Guarantor’s consolidated Subsidiaries, determined in accordance with GAAP) or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof (other than intercompany Indebtedness of Guarantor’s consolidated Subsidiaries, determined in accordance with GAAP), (ii) intangible assets of such Person and its consolidated Subsidiaries, if any, and (iii) prepaid Taxes and/or expenses, all on or as of such date.
(l)“Total Indebtedness” shall mean, for any Person as of any date of determination, the aggregate Indebtedness of such Person and its consolidated Subsidiaries as of such date of determination, plus the proportionate share of all Indebtedness of all non-consolidated Subsidiaries of such Person as of such date (including, in each case, without limitation, off-balance sheet Indebtedness).

2.Guarantee. (a) Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance of the Obligations by Seller and Member when due (whether at the stated maturity, by acceleration or otherwise).
(b)Notwithstanding anything in Section 2(a) to the contrary, but subject in all cases to Sections 2(c), 2(d) and 2(e) below, the maximum liability of the Guarantor hereunder shall in no event exceed an amount equal to the sum of (i) twenty-five percent (25%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets that are Senior Mortgage Loans or Participation Interests, and (ii) one hundred percent (100%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets that are Mezzanine Loans.
(c)Notwithstanding the foregoing, the limitation on recourse liability as set forth in Section 2(b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Obligations shall be full recourse to Guarantor, upon the occurrence of any of the following:
(i)a voluntary bankruptcy or insolvency proceeding is commenced by             Seller, Member or Guarantor under the Bankruptcy Code or any similar federal or state law or any law of any other jurisdiction;
(ii)an involuntary bankruptcy or insolvency proceeding is commenced against Seller, Member or Guarantor in connection with which Seller, Member or Guarantor or any Affiliate of any of the foregoing (alone or in any combination) has or have colluded in any way with the creditors commencing or filing such proceeding; or
(iii)any material breach of the separateness covenants set forth in Articles 11(v) or (w) of the Repurchase Agreement that results in the substantive consolidation of any of the assets and/or liabilities of Seller with the assets and/or liabilities of any other entity in a federal or state bankruptcy or insolvency proceeding.

(d)In addition to the foregoing and notwithstanding the limitations on recourse liability set forth in Section 2(b) above, Guarantor shall be liable for any reasonable out-of-pocket losses, costs, claims, expenses or other liabilities actually incurred by Buyer, arising out of or attributable to the following items:
(i)fraud or intentional misrepresentation by Seller, Member, Guarantor, or any other Affiliate of Seller, Member or Guarantor in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any other Transaction Document, or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement;
(ii)any breach by Guarantor or Seller or any of their respective Affiliates of any representations or warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting Seller’s or Guarantor’s properties or any of the Purchased Assets; or
(iii)any material breach of the separateness covenants set forth in Articles 11(v) or (w) of the Repurchase Agreement other than as set forth in Section 2(c)(iii) above.
(e)Guarantor further agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, all reasonable out-of-pocket fees and disbursements of outside counsel) that may be paid or incurred by Buyer in connection with (i) enforcing any of its rights hereunder, (ii) obtaining advice of counsel with respect to the enforcement, potential enforcement or analysis of its rights hereunder, and (iii) collecting any amounts owed to it hereunder. Without limiting the generality of the foregoing, Guarantor agrees to hold Buyer harmless from, and indemnify Buyer against, any and all losses, costs or expenses relating to the failure of Primary Servicer or Repo Servicer to remit any received Available Income or Income, as applicable, to the Depository Account or comply with any other provision of the Primary Servicing Agreement, the Repo Servicing Agreement and any other Servicing Agreement or any Servicer Notice or Re-direction Letter. This Guarantee shall remain in full force and effect and be fully enforceable against Guarantor in all respects until the later of (i) the date upon which the Obligations are paid in full and (ii) the termination of the Repurchase Agreement, notwithstanding that from time to time prior thereto, Seller and/or Member may be free from any Obligations (in each case, other than with respect to the Obligations (including unmatured contingent obligations) which survive termination of the Repurchase Agreement or the other Governing Agreements). No payment or payments made by Seller, Member or any other Person or received or collected by Buyer from Seller, Member or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder, and Guarantor shall, notwithstanding any such payment or payments, remain liable for the full amount of the Obligations under this Guarantee until the Obligations are paid in full.
(f)Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of any liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.
3.Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against Seller and Member and in any collateral for any Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation, or seek any contribution or reimbursement from Seller, until all amounts then owing by Seller or Member to Buyer or any of its Affiliates under the Governing Agreements have been paid in full; provided, further, that such subrogation rights shall be subordinate in all respects to all amounts owing to Buyer under the Governing Agreements. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Repurchase Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

4.Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Governing Agreement and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller, Member or any other Person, and any failure by Buyer to make any such demand or to collect any payments from Seller, Member or any such other Person or any release of Seller, Member or such other Person shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.Guarantee Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Seller, Member and Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller, Member or this Guarantee with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Governing Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by Seller or Member against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against Seller, Member or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to, or knowledge of, Seller, Member and Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Seller and/or Member for the Obligations or of Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation, to pursue such rights and remedies that Buyer may have against Seller, Member or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Seller, Member or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller, Member or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Buyer, and its permitted successors, endorsees, transferees and assigns, until all the Obligations and the obligations of Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Governing Agreements, Seller or Member may be free from any Obligations.
(b)Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:
(i)Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer that in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller, Member or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller, Member, any other guarantor or any other person or security.

(ii)Guarantor is presently informed of the financial condition of Seller and Member and of all other circumstances that diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about the financial condition of Seller and Member and of all other circumstances that bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Buyer for any such information. Guarantor hereby waives the right, if any, to require Buyer to disclose to Guarantor any information that Buyer may now or hereafter acquire concerning such condition or circumstances.
(iii)Guarantor has independently reviewed the Governing Agreements and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or Member to Buyer, now or at any time and from time to time in the future.

6.Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or Member or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Seller or Member or any substantial part of the property of Seller or Member, or otherwise, all as though such payments had not been made.

7.Payments. Guarantor hereby agrees that the Obligations will be paid to Buyer without set-off or counterclaim in U.S. dollars at the address specified in writing by Buyer.

8.Representations and Warranties. Guarantor represents and warrants as of the date hereof and as of each Purchase Date under the Repurchase Agreement that:
(a)It is duly organized, validly existing and in good standing under the laws and regulations of its jurisdiction of incorporation or organization, as the case may be. It is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of its business. It has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Guarantee and the other Governing Agreements.
(b)This Guarantee has been duly executed and delivered by it, for good and valuable consideration. This Guarantee constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other limitations on creditors’ rights generally and equitable principles.

(c)Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform in all respects all covenants and obligations contained in this Guarantee applicable to it.
(d)Neither the execution and delivery of this Guarantee nor compliance by it with the terms, conditions and provisions of this Guarantee will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law.
(e)There is no action, suit, proceeding, investigation, or arbitration pending or threatened against Guarantor, Member or Seller or any of their respective assets (A) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) that could have a Material Adverse Effect. Guarantor is in compliance in all material respects with all Requirements of Law. None of Guarantor, Member or Seller is in default in any respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.
(f)Guarantor’s execution and delivery of this Guarantee and its compliance with the terms and provisions hereof will not contravene or conflict with or result in the creation or imposition of any lien upon any of the property or assets of it pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject. No consent, approval, authorization, or order of any third party is required in connection with the execution and delivery by Guarantor of this Guarantee or to consummate the transactions contemplated hereby that has not already been obtained.
(g)No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (A) the execution, delivery and performance of this Guarantee, (B) the legality, validity, binding effect or enforceability of this Guarantee against it or (C) the consummation of the transactions contemplated by this Guarantee.
(h)Guarantor has timely filed (taking into account all applicable extensions) all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, that have become due and payable except to the extent such amounts are being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, and there is no claim relating to any such taxes now pending that was made in writing by any Governmental Authority and that is not being contested in good faith as provided above.
(i)There are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to it.

9.Financial and other Covenants. Guarantor hereby agrees that, until the Obligations have been paid in full (other than with respect to the Obligations (including unmatured contingent obligations) which survive termination of the Repurchase Agreement or the other Transaction Documents), Guarantor shall not:
(a)permit Guarantor’s Liquidity to be less than the greater of (i) $10,000,000, and (ii) five percent (5%) of Guarantor’s Recourse Indebtedness;
(b)permit the ratio of Guarantor’s Total Indebtedness to Guarantor’s Tangible Net Worth at any time to be greater than 4.0 to 1.0;
(c)permit Guarantor’s Tangible Net Worth to be less than seventy five percent (75%) of the aggregate net cash proceeds of any equity issuances made after the Amendment and Restatement Date and any new capital contributions raised by Guarantor after the Amendment and Restatement Date; or
(d)permit the ratio of Guarantor’s EBITDA for the most recently ended fiscal quarter to Guarantor’s Interest Expense as of the most recently ended fiscal quarter to be less than
1.40 to 1.00.
(e)Guarantor’s compliance with the covenants set forth in clauses (a) through (d) above shall be evidenced by Guarantor’s financial statements and a Covenant Compliance Certificate (which may be delivered by Guarantor) in respect of the financial quarter most recently ended, in the form of Exhibit XV to the Repurchase Agreement furnished together therewith, as provided by Seller to Buyer pursuant to Article 11(k) of the Repurchase Agreement, and compliance with all such covenants are subject to continuing verification by Buyer.

10.Further Covenants of Guarantor.
(a)Taxes. Guarantor has timely filed (taking into account all applicable extensions) all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, that have become due and payable except to the extent such amounts are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. No tax liens have been filed against Guarantor or any of Guarantor’s assets, and, as of the date hereof, no claims are being asserted with respect to any such taxes, fees or other charges.
(b)AML Laws and Anti-Corruption Laws.
(i)Guarantor is in compliance, in all respects, with Sanctions, AML Laws, and Anti-Corruption Laws. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
(ii)Guarantor agrees that, from time to time upon the prior written request of Buyer, it shall (A) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with AML Laws) and to fully effectuate the purposes of this Guarantee and (B) provide such opinions of counsel concerning matters relating to this Guarantee as Buyer may reasonably request; provided, however, that nothing in this Section 10(b) shall be construed as requiring Buyer to conduct any inquiry or decreasing Guarantor’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under AML Laws or Sanctions, Guarantor on behalf of itself and its Affiliates represents to Buyer and its Affiliates that neither Guarantor, nor any of its Affiliates, is a Prohibited Person, and Guarantor is not acting on behalf of or for the benefit of any Prohibited Person. Guarantor agrees to promptly notify Buyer or a person appointed by Buyer to administer their anti-money laundering program or sanctions program, if applicable, of any change in information affecting this representation and covenant.
(c)Sanctions.    Guarantor warrants, represents and covenants that neither Guarantor nor any of its Affiliates are or will be a Prohibited Person. Guarantor covenants and agrees that neither it nor any of its Affiliates will knowingly (1) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person or (2) engage in or conspire to engage in any transaction that evades or avoids or that the purpose of evading or avoiding any Sanctions. Guarantor further covenants and agrees to deliver to Buyer any such certification or other evidence as may be requested by Buyer in its sole and absolute discretion, confirming that neither it nor any of its Affiliates is a Prohibited Person and neither Guarantor nor any of its Affiliates has knowingly engaged in any business transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving any contribution of funds, goods or services to or for the benefit of a Prohibited Person.
(d)Financial Reporting. Guarantor shall provide, or cause to be provided, to Buyer the following financial and reporting information:
(i)Within sixty (60) calendar days after the last day of each of the first three fiscal quarters in any fiscal year, a quarterly reporting package substantially in the form of Exhibit III-B attached to the Repurchase Agreement;
(ii)Within one hundred twenty (120) calendar days after the last day of its fiscal year, an annual reporting package substantially in the form of Exhibit III-C attached to the Repurchase Agreement; and
(iii)Upon Buyer’s request, copies of Guarantor’s consolidated Federal Income Tax returns, if any, delivered within thirty (30) days after the earlier of (A) filing or (B) the last filing extension period.
(e)Compliance with Obligations and Laws. Guarantor shall at all times (i) comply with all contractual obligations, (ii) comply in all respects with all laws, ordinances, rules, regulations and orders (including, without limitation, Environmental Laws) of any

Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Guarantor or any of its assets, (iii) maintain and preserve its legal existence, and preserve all of its rights, privileges, licenses and franchises necessary for the operation of its business.
(f)Books and Records. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.
(g)Change of Name; Place of Business. Guarantor shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office of Guarantor and of any change in Guarantor’s name or jurisdiction of organization not less than fifteen (15) Business Days prior to taking any such action.
(h)Investment Company Act. Guarantor shall not take any action, cause, allow, or permit any of Seller, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller to be required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act, or to violate any provisions of the Investment Company Act, including Section 18 thereof or any rules or regulations promulgated thereunder.
(i)Guarantor shall promptly, but in any event within two (2) Business Days, notify Buyer of (i) the entry of any final non-appealable judgment against Guarantor by any competent court in the United States of America for the payment of money and (ii) receipt of any notice that any judgment creditor of Guarantor has initiated proceedings to enforce any judgment against Guarantor.

11.Right of Set-off. Guarantor hereby irrevocably authorizes Buyer and its Affiliates, without notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer to or for the credit or the account of Guarantor, or any part thereof in such amounts as Buyer may elect, against and on account of the obligations and liabilities of Guarantor to Buyer hereunder and claims of every nature and description of Buyer against Guarantor, in any currency, arising under any Governing Agreement, as Buyer may elect, whether or not Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Buyer shall notify Guarantor promptly of any such set-off and the application made by Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Buyer under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Buyer may have.

12.Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.Section Headings. The section headings used in this Guarantee are for convenience of reference only and shall not affect the interpretation or construction of this Guarantee.

14.No Waiver; Cumulative Remedies. Buyer shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, except that any provision of this Guarantee may be waived by Buyer in a letter or agreement specifically waiving such terms and executed solely by Buyer. This Guarantee shall be binding upon Guarantor’s successors and assigns and shall inure to the benefit of Buyer, and Buyer’s respective successors and assigns. THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, THE RELATIONSHIP OF THE PARTIES TO THIS GUARANTEE, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS GUARANTEE.

16.Notices. Notices by Buyer to Guarantor shall be given in writing, addressed to Guarantor at the address or transmission number set forth under its signature below and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by email, provided that such email notice must also be delivered by one of the means set forth above, to the address or transmission number set forth under its signature below or at such other address and person as shall be designated from time to time by Guarantor, as the case may be, in a written notice to Buyer. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of email, upon receipt of confirmation, provided that such email notice was also delivered as required in this Section 16. If Guarantor receives a notice that does not comply with the technical requirements for notice under this Section 16 it may elect to waive any deficiencies and treat the notice as having been properly given. Notice by Guarantor to Buyer shall be given in the manner set forth in Article 15 of the Repurchase Agreement.

17.SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(A)SUBMITS IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE OTHER TRANSACTION DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(B)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(C)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED IN WRITING BY GUARANTOR; AND
(D)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

18.Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer relative to the subject matter hereof not reflected herein.

19.Execution. This Guarantee may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Guarantee or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

20.Acknowledgments. Guarantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;
(b)Buyer has no fiduciary relationship to it, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and
(c)no joint venture exists between or among any of Buyer, on the one hand, and Seller, Member and/or Guarantor on the other hand.

21.Intent. Guarantor intends for this Guarantee to be a credit enhancement related to (i) a repurchase agreement, within the meaning of Section 101(47) of the Bankruptcy Code and, therefore, for this Guarantee to be itself a repurchase agreement, within the meaning of Section 101(47) and Section 559 of the Bankruptcy Code; and (ii) a securities contract within the meaning of Section 741(7) of the Bankruptcy Code and, therefore, for this Guarantee to be itself a securities contract.

22.WAIVERS OF JURY TRIAL.GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

23.Facilities with Other Lenders. To the extent that Guarantor is obligated (as a guarantor with respect to commercial real estate assets or as a direct obligor in respect of commercial real estate assets owned directly by Guarantor) under any other repurchase agreement, warehouse facility or other similar credit facility involving the financing of commercial real estate assets which is similar to the financing of the Purchased Assets under the Repurchase Agreement (whether now in effect or in effect at any time during the term of this Guarantee) to comply with any financial covenant that is comparable to any of the financial covenants set forth in Section 9 of this Guarantee or in like covenants in any other Transaction Document, and such comparable financial covenant is more restrictive to Guarantor or otherwise more favorable to the related lender or buyer thereunder than any financial covenant set forth in this Guarantee or in any other Transaction Document, or is in addition to any financial covenant set forth in this Guarantee or in any other Transaction Document, then such comparable financial covenant shall, with no further action required on the part of Guarantor or Buyer, automatically become a part of this Guarantee or in such other Transaction Document, as the case may be, and be incorporated herein and/or therein, and Guarantor hereby covenants to maintain compliance with such comparable financial covenant at all times throughout the remaining term of this Guarantee. In connection therewith, Guarantor agrees to promptly notify Buyer of the execution of any agreement or other document that would cause the provisions of this Section 23 to become effective. Guarantor further agrees to execute and deliver any new guaranties, agreements or amendments to this Guarantee or any other Transaction Document necessary to evidence all such new or modified provisions, subject to the terms of this Section 23; provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto and thereto. If an applicable repurchase agreement, warehouse facility or other similar credit facility subject to a more restrictive or additional financial covenant pursuant to this Section 23 terminates and is no longer binding upon Guarantor, then Guarantor may deliver a written request to Buyer to enter into an amendment to this Guarantee in order to reflect less restrictive financial covenants which are mutually agreed upon by Guarantor and Buyer, which request may be granted or denied by Buyer in its sole discretion.

24.Effect of Amendment and Restatement. From and after the date hereof, the Existing Guarantee is hereby amended, restated and superseded in its entirety by this Guarantee. In accordance with the terms of this Guarantee, Guarantor hereby assumes all liabilities and obligations of Existing Guarantor in respect of the Obligations (including, without limitation, any such liabilities and obligations arising or first accruing prior to the date hereof). As of the date hereof, Existing Guarantor shall be removed and discharged from its duties as a guarantor hereunder, and Guarantor shall replace Existing Guarantor as Guarantor hereunder in all respects. It is the intention of the Guarantor that any reference to the Existing Guarantee in any Transaction Document shall be a reference to this Guarantee.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

FRANKLIN BSP REAL ESTATE DEBT, INC., a
Maryland corporation

By: /s/ Micah Goodman
Name: Micah Goodman
Title: Authorized Signatory

Address:
c/o Benefit Street Partners, a Franklin Temple-ton Company
One Madison Avenue, Suite 1600 New York, NY l0010
Email: [***] [***]

with a copy to:

Nelson Mullins Riley & Scarborough LLP One Financial Center, Suite 3500
Boston, MA 02111
Attention: Kelsie Willett, Esq. Telephone: [***]
Email: [***]

[Signature Page toA&R Guarantee Agreement -JPM- FBRED REIT]